Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-259271, 333-263154, 333-268301, 333-270630 and 333-273350 on Form S-8 and Registration Statement Nos. 333-257676, 333-263514 and 333-273934 on Form S-3 of our report dated February 29, 2024, relating to the financial statements of Quantum-Si Incorporated, appearing in this Annual Report on Form 10-K of Quantum-Si Incorporated for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

New York, New York
February 29, 2024